Exhibit 5

[Ober|Kaler letterhead]

March 30, 2012

The Board of Directors of Howard Bancorp, Inc.

6011 University Boulevard

Suite 370

Ellicott City, Maryland 21043

Re:	Registration Statement on Form S-1 (File No. 333-178204)

Common Stock, Par Value $0.01 Per Share

Ladies and Gentlemen:

We have acted as counsel for Howard Bancorp, Inc., a Maryland corporation (“Company”), in connection with the above-referenced Registration Statement (“Registration Statement”) initially filed by the Company on November 28, 2011 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (“Act”), and the regulations promulgated thereunder. The Registration Statement includes a prospectus (as amended or supplemented, the “Prospectus”) to be furnished: (i) to the holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as of a date to be determined, in connection with the issuance by the Company to its stockholders of non-transferable subscription rights (the “Subscription Rights”) entitling the holders thereof to purchase shares of Common Stock (the “Rights Offering”), and to potential purchasers in a public offering of the unsubscribed shares of Common Stock following expiration or termination of the Rights Offering (the “Public Offering” and, together with the Rights Offering, the “Primary Offering”); and (ii) to potential purchasers of the shares of Common Stock to be offered for sale (the “Stockholder Offering”) by Emerald Advisers, Inc. (“the Selling Stockholder”). The Registration Statement relates to (i) the offer and sale of 958,679 shares of Common Stock (the “Shares”) that may be issued and sold by the Company in the Primary Offering) (A) upon exercise of Subscription Rights or (B) upon subscription by third parties for Shares in the Public Offering and (ii) the offer and resale of 173,003 shares of Common Stock (the “Resale Shares”) by the Selling Stockholder (the “Stockholder Offering”) in the Stockholder Offering after purchasing the shares of Common Stock from the Company pursuant to an investment agreement by and between the Selling Stockholder and the Company dated March 28, 2012 (the “Investment Agreement”).

This opinion is furnished to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

The Board of Directors of Howard Bancorp, Inc.

March 30, 2012

In our capacity as counsel to the Company and for purposes of this opinion, we have examined (a) the Registration Statement, including the Prospectus; (b) the Articles of Incorporation of the Company, as amended or supplemented from time to time, (c) the Amended and Restated Bylaws of the Company, as amended to date; (d) certain resolutions of the Board of Directors of the Company and its committees regarding the Primary Offering and the issuance and sale of the Resale Shares to the Selling Stockholder; (e) a certificate of the Company regarding certain matters related to the issuance and sale of the Shares in the Primary Offering and of the Resale Shares to the Selling Stockholder; (f) a copy of the executed Investment Agreement; (g) a certificate of the Maryland State Department of Assessments and Taxation dated March 30, 2012 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland; and (h) such other documents and matters as we have deemed necessary and appropriate to render this opinion, subject to the limitations, assumptions, and qualifications contained herein.

In the course of our review, we have assumed (i) the documents reviewed and relied upon in giving this opinion are true and correct copies of the original documents, the signatures on such documents are genuine, and the persons executing such documents have the legal capacity to execute such documents; (ii) the representations of officers and employees are correct as to questions of fact, and (iii) the persons identified as officers are actually serving as such and that any certificates representing the Shares or Resale Shares are properly executed by one or more such persons.

We have also assumed that (1) the Registration Statement and any amendment thereto will have become effective (and will remain effective at the time of the issuance of the Shares thereunder), and (2) the Prospectus describing the Shares and Resale Shares will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission.

Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that (i) the Shares being offered and sold by the Company in the Primary Offering, when issued and delivered in accordance with the terms of the Primary Offering against payment of the consideration therefor as contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, and (ii) the Resale Shares being offered by the Selling Stockholder in the Stockholder Offering, when issued and delivered in accordance with the terms of the Investment Agreement against payment of the consideration therefor as contemplated therein, will be validly issued, fully paid and nonassessable.

The foregoing opinion is based on and is limited to the Maryland General Corporation Law (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of the laws of any other jurisdiction. The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date hereof or such later date as the Registration Statement becomes effective, or if we become aware of any facts that might change the opinion expressed herein subsequent to the date the Registration Statement becomes effective.

Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

The Board of Directors of Howard Bancorp, Inc.

March 30, 2012

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

Ober, Kaler Grimes & Shriver, A pROFESSIONAL CORPORATION

By:	/s/ Frank C. Bonaventure
Frank C. Bonaventure, Shareholder